UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

728 Garden Street
Carlstadt, New Jersey 07072
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of Tel-Instrument Electronics Corp’s (the “Company”) financial statements for the period ended June 30, 2011, the Company re-evaluated certain accounting policies and procedures relating to taxes and determined that it had not properly accounted for a change in the New Jersey tax law N.J.S.A. 54:10A. Such change, lowered the Company’s New Jersey tax rate, resulting in lowering the carrying value of the New Jersey net deferred tax assets and increasing the tax provision by $256,644. The restatement did not cause the Company to lose any future benefit, and the result is such that the Company will have lower New Jersey tax expenses in the future.

It was determined that the New Jersey tax law change was effective for the Company’s first quarter of fiscal year 2012 ended June 30, 2011. These accounting corrections had no impact on the Company’s income before tax and solely affect the Company’s net income (loss), basic income (loss) per share and diluted income (loss) per share for the quarter ended June 30, 2011. The adjustment is a non-cash item and does not affect the Company’s operating activities or cash flows from operations.

As a result, on July 9, 2012, the Company’s independent registered public accounting firm and the Company’s Board of Directors determined, after consultation with Company management, that the Company’s previously issued consolidated financial statements for the three months ended June 30, 2011, the six months ended September 30, 2011, and the nine months ended December 31, 2011 included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011, September 30, 2011, and December 31, 2011, respectively, (the “Quarterly Reports”) should no longer be relied upon. As soon as practicable, the Company will file with the United States Securities and Exchange Commission amendments to the aforementioned Quarterly Reports to restate such financial statements to properly record the tax effect of the change in the New Jersey tax law.

Below is the consolidated data for the first three quarters of fiscal year 2012, which includes the restatement for the quarter ended June 30, 2011, compared to the quarterly consolidated data for same periods as previously filed:

FY 2012 Restated	June 30	September 30	December 31

Net sales	$3,990,211	$3,674,354	$3,673,235
Gross margin	1,861,631	1,483,227	1,445,379
Income before taxes	202,138	105,220	75,142
Net income (loss)(1)	(80,795)	103,316	97,431
Basic income (loss) per share (1)	(0.03)	0.04	0.04
Diluted income (loss) per share (1)	(0.03)	0.04	0.04

FY 2012 As Previously Filed	June 30	September 30	December 31

Net sales	$3,990,211	$3,674,354	$3,673,235
Gross margin	1,861,631	1,483,227	1,445,379
Income before taxes	202,138	105,220	75,142
Net income (1)	175,849	103,316	97,431
Basic income per share (1)	0.07	0.04	0.04
Diluted income per share (1)	0.06	0.04	0.04

(1) The unaudited June 30, 2011 financial statements of the Company, previously filed in quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”) for fiscal year 2012, was restated solely affecting the Company’s net income (loss), basic income (loss) per share and diluted income (loss) per share.

The Company has reviewed its accounting policies and procedures on July 9, 2012, and determined that the quarter ended June 30, 2011 will need to be restated for the categories described above and therefore should not be relied upon.

The Board has discussed the foregoing matters with the Company’s independent registered public accounting firm and has authorized and directed the officers of the Company to take the appropriate and necessary actions to restate its unaudited financial statements contained in its previously filed quarterly reports on Form 10-Q for the periods ended June 30, 2011 (three months ended), September 30, 2011 (six months ended), and December 31, 2011 (nine months ended), by filing an amendment to the previously filed Quarterly Reports as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: July 13, 2012	By:	/s/ Jeffrey C. O’Hara
Name: Jeffrey C. O’Hara
Title: Chief Executive Officer